Exhibit (m)(1): Calculations of Illustrations for Succession Select-NY
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1
I. The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value = $1,200,000 or 134% x $66,759.80 = $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$54,238.12
+ Annual Premium*	$16,000.00
– Premium Expense Charge**	$560.00
– Monthly Deduction***	$1,590.21
– Mortality & Expense Charge****	$619.34
+ Hypothetical Rate of Return*****	($708.78)

=	$66,760	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$52.45
2	$52.47
3	$52.48
4	$52.49
5	$52.50
6	$52.51
7	$52.52
8	$52.53
9	$52.55
10	$52.56

Month	COI
11	$52.57
12	$52.58

Total	$630.21

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(60.22)
2	$(60.02)
3	$(59.80)
4	$(59.59)
5	$(59.38)
6	$(59.17)
7	$(58.96)
8	$(58.75)
9	$(58.54)
10	$(58.32)
11	$(58.12)
12	$(57.91)

Total	$(708.78)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$66,759.80
- Year 5 Surrender Charge	$22,433.82

=	$44,326	(rounded to the nearest dollar)
II. The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $80,175.80
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$63,155.74
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,584.07
- Mortality & Expense Charge****	$699.68
+ Hypothetical Rate of Return*****	$3,863.81

=	$80,176	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$52.04
2	$52.03
3	$52.03
4	$52.02
5	$52.02
6	$52.01
7	$52.00
8	$52.00
9	$51.99
10	$51.98
11	$51.98
12	$51.97

Total	$624.07

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$319.06
2	$319.58
3	$320.12
4	$320.64
5	$321.17
6	$321.71
7	$322.24
8	$322.78
9	$323.32
10	$323.86
11	$324.39
12	$324.94

Total	$3,863.81
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$80,175.80
- Year 5 Surrender Charge	$22,433.82

=	$57,742	(rounded to the nearest dollar)
III. The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $95,904.57
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$73,200.31
+ Annual Premium*	$16,000.00
– Premium Expense Charge**	$560.00
– Monthly Deduction***	$1,577.02
– Mortality & Expense Charge****	$790.18
+ Hypothetical Rate of Return*****	$9,631.47

=	$95,905	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$51.57
2	$51.54
3	$51.52
4	$51.49
5	$51.46
6	$51.43
7	$51.41
8	$51.38
9	$51.35
10	$51.32
11	$51.29
12	$51.26

Total	$617.02

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$774.01
2	$779.08
3	$784.18
4	$789.33
5	$794.51
6	$799.74
7	$805.01
8	$810.32
9	$815.68
10	$821.08
11	$826.52
12	$832.01

Total	$9,631.47

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$95,904.58
- Year 5 Surrender Charge	$22,433.82

=	$73,471	(rounded to the nearest dollar)
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2
I. The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $64,934.23
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4		$52,853.99
+ Annual Premium*		$16,000.00
- Premium Expense Charge**		$560.00
- Monthly Deduction***		$2,063.31
- Mortality & Expense Charge****		$604.57
+ Hypothetical Rate of Return*****	$	(691.87)

=		$64,934	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$67.85
2	$67.87
3	$67.88
4	$67.90
5	$67.92
6	$67.93
7	$67.95
8	$67.97
9	$67.98
10	$68.00
11	$68.02
12	$68.04

Total	$815.31

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(58.99)
2	$(58.75)
3	$(58.51)
4	$(58.26)
5	$(58.02)
6	$(57.78)
7	$(57.54)
8	$(57.29)
9	$(57.05)
10	$(56.81)
11	$(56.56)
12	$(56.32)

Total	$(691.87)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$64,934.24
- Year 5 Surrender Charge	$22,433.82

=	$42,500	(rounded to the nearest dollar)

II. The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $78,080.89
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$61,605.71
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$2,055.54
- Mortality & Expense Charge****	$683.46
+ Hypothetical Rate of Return*****	$3,774.18

=	$78,081	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$67.32
2	$67.32
3	$67.31
4	$67.31
5	$67.30
6	$67.30
7	$67.29
8	$67.29
9	$67.28
10	$67.28
11	$67.27
12	$67.27

Total	$807.54

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$312.60
2	$312.94
3	$313.29
4	$313.64
5	$313.98
6	$314.33
7	$314.68
8	$315.04
9	$315.38
10	$315.74
11	$316.09
12	$316.46

Total	$3,774.18
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$78,080.89
- Year 5 Surrender Charge	$22,433.82

=	$55,647	(rounded to the nearest dollar)
III. The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $93,503.09
= $1,200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$71,468.10
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$2,046.62
- Mortality & Expense Charge****	$772.35
+ Hypothetical Rate of Return*****	$9,413.96

=	$93,503	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$66.73
2	$66.70
3	$66.67
4	$66.63
5	$66.60
6	$66.57
7	$66.54
8	$66.50
9	$66.47
10	$66.44
11	$66.40
12	$66.37

Total	$798.62

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.03%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$758.52
2	$763.12
3	$767.75

Month	Interest
4	$772.42
5	$777.13
6	$781.88
7	$786.66
8	$791.49
9	$796.35
10	$801.26
11	$806.19
12	$811.18

Total	$9,413.96
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$93,503.08
- Year 5 Surrender Charge	$22,433.82

=	$71,069	(rounded to the nearest dollar)